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                                 EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in Scientific-Atlanta, Inc.'s Form S-8 Registration Statement of our report dated August 4, 1998, appearing on page 11 of Scientific-Atlanta, Inc.'s Form 10-K for the year ended June 26, 1998. We also consent to the incorporation by reference of our report dated June 12, 1998, included in Scientific-Atlanta, Inc.'s Form 11-K for the year ended December 31, 1997.


/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
September 29, 1998